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                                                                      EXHIBIT 23


                   Consent of Independent Public Accountant

As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.


                                                            Arthur Andersen LLP

Roseland, New Jersey

June 5, 1996

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